                                                                    EXHIBIT 21.1


                                MICROGRAFX, INC.

                           SUBSIDIARIES OF REGISTRANT



Information is set forth below concerning all subsidiaries of the Company as of June 30, 2001:

Name of Subsidiary                               Incorporation                                  Company

InterCAP Graphics Systems                        Delaware                                             100%
Micrografx France, SARL                          France                                               100%
Micrografx Deutschland GmBH                      Germany                                              100%
Micrografx K.K.                                  Japan                                                100%
Micrografx B.V.                                  The Netherlands                                      100%
Micrografx Technology N.V.                       Netherlands Antilles                                 100%
Micrografx, Ltd                                  United Kingdom                                       100%
Micrografx Australia Pty. Limited                Australia                                            100%
Micrografx Italia S.r.l.                         Italy                                                100%
Micrografx Interactive, Inc                      Delaware                                             100%
Image2Web, Inc                                   Delaware                                             100%
InterCap Graphics Systems AG                     Switzerland                                      InterCap
(Indirect Subsidiary)                                                                                  99%


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